UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to
Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 7, 2013

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EASTON-BELL SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-123927	20-1636283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7855 Haskell Avenue, Suite 200
Van Nuys, CA 91406
(Address of principal executive offices) (Zip Code)

(818) 902-5800
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2013, the Board of Directors of Easton-Bell Sports, Inc. (the “Company”) appointed James C. Shillito as a director of the Company to fill the vacancy resulting from the resignation of Paul E. Harrington from the Board of Directors.  Mr. Shillito is expected to be named as a member of the Audit Committee in the near future.

Mr. Shillito is a Principal with Fenway Consulting Partners, LLC, an affiliate of Fenway Partners Capital Fund II, L.P. and Fenway Partners Capital Fund III, L.P.  Mr. Shillito joined Fenway in July 2006, after working as a Financial Analyst at hedge fund Maverick Capital.  Prior to Maverick, Mr. Shillito was an Associate at Dresdner Kleinwort Wasserstein where he advised on a variety of merger and acquisition transactions in the retail sector.  He also serves as a board member of Fastfrate Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTON-BELL SPORTS, INC.

Date:	March 12, 2013	By:	/s/ Mark A. Tripp
Mark A. Tripp
Chief Financial Officer, Senior Vice President, Treasurer and Secretary